UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ODYSSEY MARINE EXPLORATION, INC.

5215 W. LAUREL ST

TAMPA, FLORIDA 33607

(813) 876-1776

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2006

TO THE SHAREHOLDERS OF ODYSSEY MARINE EXPLORATION, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), will be held at the Quorum Hotel – Tampa, 700 North Westshore Blvd., Tampa, Florida, on Friday, May 5, 2006, at 9:30 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1. The election of six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2. The ratification of the appointment of Ferlita, Walsh & Gonzalez, P.A. as the Company’s independent auditors; and

3. The approval of the Company’s 2005 Stock Incentive Plan; and

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only holders of the common stock, $.0001 par value, of the Company of record at the close of business on March 20, 2006, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL V BARTON, PRESIDENT

Tampa, Florida

March 20, 2006

ODYSSEY MARINE EXPLORATION, INC.

5215 W. LAUREL STREET

TAMPA, FLORIDA 33607

(813) 876-1776

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2006

GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at the Quorum Hotel – Tampa, 700 North Westshore Blvd., Tampa, Florida, on Friday, May 5, 2006, at 9:30 a.m., Eastern Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company’s shareholders on or about April 3, 2006.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is being simultaneously mailed to the Company’s shareholders, but does not constitute part of these proxy soliciting materials.

SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company’s common stock, $.0001 par value, with each share entitled to one vote. Only shareholders of record at the close of business on March 20, 2006, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On March 20, 2006, the Company had 46,087,678 shares of its common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

A majority of the Company’s outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2006, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company’s Common Stock, each Officer and Director individually and all Officers and Directors of the Company as a Group.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Class
Gregory P. Stemm 5215 W. Laurel St. Tampa, FL 33607	2,078,741	(1)	4.5%

John C. Morris 5215 W. Laurel St. Tampa, FL 33607	1,718,629	(2)	3.7%

David J. Saul 5215 W. Laurel St. Tampa, FL 33607	563,000	(3)	1.2%

David A. Morris 5215 W. Laurel St. Tampa, FL 33607	541,940	(4)	1.2%

George Lackman 5215 W. Laurel St. Tampa, FL 33607	217,900	(5)	*

George Becker 5215 W. Laurel St. Tampa, FL 33607	193,400	(6)	*

George Knutsson 5215 W. Laurel St. Tampa, FL 33607	182,000	(7)	*

Michael V. Barton 5215 W. Laurel St. Tampa, FL 33607	165,000	(8)	*

Michael J. Holmes 5215 W. Laurel St. Tampa, FL 33607	110,000	(9)	*

Davis D. Howe 5215 W. Laurel St. Tampa, FL 33607	110,000	(10)	*

Jay A. Nudi 5215 W. Laurel St. Tampa, FL 33607	35,000	(11)	*

All Officers and Directors as a group (11 persons)	5,915,610		12.5%

GLG Partners LP 1 Curzon Street London W1J 5HB	4,652,900	(12)	9.9%

Fortress Investment Holdings, LLC 1345 Avenue of the Americas 46th Floor New York, NY 10105	4,682,134	(13)	9.9%

*	Represents less than 1% beneficial ownership

(1)	Includes 762,909 shares held by Greg and Laurie Stemm; 1,122,559 shares held by Adanic Capital, Ltd., a limited partnership for which Greg Stemm serves as general partner; and 193,273 shares underlying currently exercisable stock options.
(2)	Includes 1,525,356 shares held by John Morris, and 193,273 shares underlying currently exercisable stock options.
(3)	Includes 505,000 shares held by David J. Saul and his wife Christine, and 58,000 shares underlying currently exercisable stock options held by David J. Saul.
(4)	Includes 312,626 shares held by David A. Morris, 29,314 shares held by Chad E. Morris his son who lives in the same household, and 200,000 shares underlying currently exercisable stock options.
(5)	Includes 109,900 shares and 108,000 shares underlying currently exercisable stock options held by George Lackman.
(6)	Includes 93,400 shares and 100,000 shares underlying currently exercisable stock options held by George Becker.
(7)	Includes 124,000 shares and 58,000 shares underlying currently exercisable stock options held by George Knutsson.
(8)	Includes 75,000 and 55,000 shares held by Family Trusts of which Michael Barton is Trustee, and 35,000 shares held by Laura Barton his wife.
(9)	Includes 10,000 shares and 100,000 shares underlying currently exercisable stock options held by Michael Holmes.
(10)	Includes 10,000 shares and 100,000 shares underlying currently exercisable stock options held by Davis Howe.
(11)	Includes 35,000 shares underlying currently exercisable stock option held by Jay A. Nudi.
(12)	Includes 2,451,700 shares of Common Stock and 505,000 shares underlying currently exercisable warrants owned by GLG North American Opportunity Fund; 507,200 shares of Common Stock owned by GLG North American Equity Fund; 350,000 shares of Common Stock owned by GLG Global Aggressive Fund; 260,000 shares of Common Stock owned by GLG European Long-Short Fund and 579,000 shares of Common Stock owned by managed accounts of GLG Partners LP. GLG Partners LP acts as the investment manager for GLG North American Opportunity Fund and GLG North American Equity Fund, GLG Global Aggressive Fund and GLG European Long-Short Fund. Excluded from the calculation are 495,000 shares underlying warrants held by GLG North American Opportunity Fund due to a provision which precludes the exercise of those warrants to the extent that such exercise would increase GLG’s beneficial ownership of Common Stock to 10% or higher. Also excluded from the computation of beneficial ownership are shares of common stock underlying 625,000 shares of Series D Convertible Preferred Stock owned by GLG North American Opportunity Fund; 21,000 shares of Series D Convertible Preferred stock owned by GLG Investments plc sub-fund: GLG Balanced Fund; 450,000 shares of Series D Convertible Preferred stock owned by GLG Investments plc sub-fund GLG Capital Appreciation Fund; and 154,000 shares of Series D Convertible Preferred stock owned by GLG Investments IV plc sub-fund: GLG Capital Appreciation (Distributing) Fund. Each share of Series D Convertible Preferred Stock is convertible into one share of common stock. However, the shares of common stock into which the Series D Convertible Preferred Stock may be converted have been excluded due to a provision that the preferred stock cannot be converted into common stock if the conversion would increase GLG’s beneficial ownership of ordinary shares to 10% or higher.
(13)

Includes 2,744,539 shares of Common Stock and 1,008,000 shares underlying currently exercisable warrants of which Drawbridge Global Macro Master Fund Ltd is the beneficial owner and 287,595 shares of Common Stock and 192,000 shares underlying currently exercisable warrants of which Drawbridge Investment Partners is the beneficial owner. Also included in the computation of beneficial ownership are shares underlying 450,000 shares of Series D Convertible Preferred Stock owned by Drawbridge Global Macro Master Fund Ltd. Each share of Series D Convertible Preferred Stock is convertible into one share of common stock. Excluded from the computation of beneficial ownership are 800,000 shares of Series D Convertible Preferred Stock owned by Drawbridge Global Macro Master Fund Ltd due to a provision that such shares cannot be converted into Common Stock if the conversion would increase the beneficial ownership of Fortress Investment Holdings, LLC Common Stock to 10% or higher. Fortress Investment Holdings, LLC has indirect investment control over the shares beneficially owned by Drawbridge Global Macro Master Fund Ltd and Drawbridge Investment Partners.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2005, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2005 and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company’s Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2005, except that David J Saul, a director, reported one stock purchase transaction late in a Form 4.

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. The Board of Directors recommends the election as Directors of the six (6) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the six current members of the present Board of Directors has been nominated for re-election. The persons named as “Proxies” in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

Name	Age	Positions and Offices Held and Term as a Director
John C. Morris	56	Co-Chairman; Director since May 1994

Gregory P. Stemm	48	Co-Chairman and Vice-President – Research and Operations; Director since May 1994

George Knutsson	67	Director since June 2001

David J. Saul	65	Director since October 2001

George E. Lackman, Jr.	74	Director since November 2002

David J. Bederman	44	Director since January 2006

There is no family relationship between any of the Directors or the Executive Officers of the Company except John Morris and David Morris who are brothers.

All directors will hold office until the next Annual Meeting of the Shareholders.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

The following sets forth biographical information as to the business experience of each Executive Officer and Director of the Company for at least the last five years.

John C. Morris served as President and CEO of the Company from May 1994 until November 2005 when he resigned as President and CEO due to the effects of cancer treatment. He has served as Chairman of the Board of Directors of the Company since May 1994, and as Co-Chairman since February 24, 2006. Mr. Morris’ medical condition continues to improve and he maintains his position as Co-Chairman. In these capacities, Mr. Morris has been responsible for strategic planning, financing, and general execution of our business plan. He has overseen the first deep water archaeological recovery of a Spanish shipwreck from the 1622 fleet using a remotely operated vehicle and has been instrumental in the planning and execution of the company’s current search and recovery operations. Mr. Morris continues to work with the investment community and to provide oversight to the Company.

Gregory P. Stemm has served as Vice President, Research and Operations and as a member of the Board of Directors since May 1994. He has served as Co-Chairman since February 24, 2006. He is responsible for research and operations on all shipwreck projects. Greg has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep ocean search and robotic archaeological excavation on a number of projects. A panelist at the 1998 Law of the Sea Institute, Stemm was appointed for four consecutive terms to the United States delegation to the United Nations Educational, Scientific and Cultural Organization (UNESCO) expert meeting to negotiate the “Draft Convention for the Protection of Underwater Cultural Heritage.” He was selected as a Fellow of the Explorers Club, and was the founder and past-president of the Professional Shipwreck Explorers Association (ProSEA). Stemm served as a founding director (1986-93) and international president (1992-93) of YEO (Young Entrepreneurs Organization) and was also a founding member of the World Entrepreneurs Organization, where he served on the International Board of Directors (1997-98).

George Knutsson has served as a Director of the Company since June 2001. Mr. Knutsson is Chairman of the Audit Committee. Since 1995, Mr. Knutsson has been the President and Chairman of American Boat Trailer Rental Company, Inc. a provider of boat trailer rentals in the Southeast US. In 1978, he founded Dollar Rental Car of Florida and served as CEO until 1990, when he sold the company. Mr. Knutsson also owned and operated Pirates Cove Marina in the Tampa Bay area from 1984 until he sold it in 1995. From 1995 to 1999, he was the co-founder and Chief Financial Officer of Pro-Tech Monitoring, which uses patented GPS/cellular technology in the monitoring and tracking of felons worldwide. He received his Bachelors degree from the University of Florida and a MBA from the University of South Florida.

Dr. David J. Saul, who is retired, has served as a member of the Company’s Board of Directors since October 2001. Dr. Saul is Chairman of the Governance Committee. Dr. Saul was Bermuda’s Minister of Finance from 1989 to 1995, and Premier of Bermuda from 1995 to 1997. In addition to his political background, Dr. Saul held two senior posts with Fidelity Investments, from 1984 through 1995, as the President of Fidelity Bermuda and Executive Vice President of Fidelity International. He retired from the firm in 1999, but remains a Director of Fidelity’s main international Board, and a Director of some 40 other Fidelity Companies around the world - including the U.K., Bermuda, Jersey, Tokyo, Hong Kong, Cayman Islands, Luxembourg and Taiwan. Dr. Saul’s professional activities include two stints as a Director of the Bermuda Monetary Authority and he currently serves as a Director of Lombard Odier Darier Trust Ltd. (Bermuda), a subsidiary of the Swiss Bank, and a Director of the London Steam Ship Owners’ Mutual Insurance Association (Bermuda) Ltd. A keen oceanographer with a passion for shipwrecks and the sea, he is a founding Trustee of the Bermuda Underwater Exploration Institute, and a founding Director of the Professional Shipwreck Explorers Association.

George E. Lackman Jr., who is retired, has served as a member of the Company’s Board of Directors since November 2002, and brings experience from his distinguished career in banking, business operations, shipbuilding, international business and public service to Odyssey Marine Exploration. Mr. Lackman is Chairman of the Compensation Committee. Mr. Lackman was founding Chairman and President of Citrus Park

Bank, which was sold to Florida National Bank in 1985. At Florida National, he served as head of Retail Banking, Business Banking and Commercial Banking for the Tampa area. After the merger of Florida National and First Union National Bank he started First Union’s first Private Banking Program in the Tampa area. He retired from First Union as Vice President of Corporate Development. Mr. Lackman spent 25 years in the shipyard business, including service as Vice President of Tampa Ship Repair and Dry Dock Company, Tampa’s largest shipyard. He was President of Nutri-Sol Chemical Company, Marine Insulation Company, Corban Industries and Acetogen Gas Company of Florida. Mr. Lackman’s international experience spans service as President of an International Investment Group, Chairman of the Tampa Chamber of Commerce International Board and as President/Chairman of the Tampa Bay International Business Council. He also served as an Advisor to the Central American Banks. Mr. Lackman’s extensive public and community service includes service to and leadership of many health care organizations and he served fourteen years on the Board of Tampa General Hospital including two years as Chairman. He was especially active in groups working to reduce infant mortality and increase prenatal care. Two Florida Governors have called on Mr. Lackman to serve on various health care and community service groups.

Dr. David Bederman joined the Board of Directors in January 2006. Dr. Bederman has been a professor of law at Emory University in Atlanta, Georgia since 1991. At Emory University, Professor Bederman teaches in the areas of international law, admiralty law, and constitutional law. He is widely published in many areas of international law. He also has an outside law practice. In his practice, he has been involved with many cases involving maritime law and shipwreck disputes, and has represented clients in the federal courts of appeals and the U.S. Supreme Court. He has served as a legal advisor to Odyssey since 1998.

Michael V. Barton (age 46) was appointed as CEO and President on November 9, 2005 on an interim basis. He previously served as Odyssey’s Chief Financial Officer from May 2002 until May 2004. Since that time, he served as Managing Director of Intrust Advisors, LLC, and President of the Tampa Bay Estate Planning Council. From 1995 to May 2002 he was Vice President of the Wealth Management Group for First Union National Bank where he assisted high net worth clients with estate and business succession planning, investment strategies, and tax planning. Prior to that, Mr. Barton worked in the mutual fund industry as a Senior Compliance Officer and in public accounting. Mr. Barton received a B.S. in Business Administration and Master of Accountancy degrees from the University of South Florida.

George Becker Jr. (age 71), joined Odyssey as Chief Operating Officer during April 2002, and became Executive-V.P. in June 2004. He also serves as President of Odyssey Marine Entertainment, Inc. a wholly owned subsidiary which was founded in February 2005. From 1992 until April 2002, Mr. Becker was the President of George J. Becker Jr. & Associates, consultants to companies in the leisure, themed attraction and hospitality industries. Mr. Becker is a senior executive with thirty years experience in major leisure industry profit center development, management, marketing, staffing and operations. For twenty-two years, Mr. Becker was involved in the development and management of the Sea World marine life parks in the United States and served at various times in several positions including as the former Executive Vice President of Sea World Inc., Chairman and Chief Executive Officer, Sea World of Texas, President and Chief Executive Officer of Sea World of California and President and Chief Executive Officer of Sea World of Florida. In 1997 Mr. Becker became President of Entercitement LLC. He led the creative concept and design of a proposed theme park in Indianapolis, Indiana. Park development was stopped in 1998 due to a lack of financing and Mr. Becker resigned in 1999 from Entercitement. Mr. Becker has been recognized as a tourism leader for his work in several regions of the country. A skilled new business developer and team builder, Mr. Becker is known for creating viable management teams, achieving excellent productivity and harmony between employees of widely divergent skills and personalities. Becker has been active in a number of national, regional and state visitor organizations. He served as Executive Director of the Florida Tourism Commission. In 1983, he was President of the Florida Chamber of Commerce and in 1984 he chaired Governor Bob Graham’s Commission on Public Facility Financing.

Michael J. Holmes (age 56), joined Odyssey as Controller in March 2004, and became Chief Financial Officer in May 2004. Mr. Holmes has served in a variety of subsidiary financial management positions with

Anheuser-Busch Companies, Inc. to include Vice President Finance, Sea World Orlando; Vice President Finance, Busch Gardens Tampa Bay; Corporate Controller, Metal Container Corp in St Louis; VP Finance & CFO Exploration Cruise Lines in Seattle, Washington; and Director Internal Audit Services for Anheuser-Busch in St Louis. Mike received his undergraduate degree from the University of Missouri and his MBA from Crummer Graduate School of Business at Rollins College in Orlando. Mike has also served as an adjunct professor of Accounting at the Rosen School of Hospitality Management, University of Central Florida in Orlando. Mike has been very active in community leadership positions to include past board membership on the Orlando Regional Chamber of Commerce, Crummer Graduate School of Business Alumni Board, the ETC of Central Florida (International Drive Transportation Group) and Junior Achievement of Tampa Bay. He is a graduate of Leadership Tampa.

David A. Morris (age 55) has served as Secretary and Treasurer of the Company since August 1997. Mr. Morris graduated with a Bachelor of Science degree in Mechanical Engineering from Michigan State University in 1974. In his capacity with the Company Mr. Morris coordinates administrative business activities, assists with financial reporting and participates in overall corporate planning.

Davis D. Howe (age 47) joined Odyssey Marine Exploration as Chief Operating Officer in July 2004. Mr. Howe has assisted several public companies transition from the developmental and early revenue generating stages to successful operational companies maximizing revenues and earnings. He has held senior management positions at several major public companies including Nextel Communications, Aerial Communications (merged with VoiceStream and Omnipoint) and Intermedia. Mr. Howe has been instrumental in developing strong organizational structure for companies requiring cross-departmental improvement.

Jay A. Nudi (age 42), has served as Principal Accounting Officer of the Company since January 3, 2006. Mr. Nudi has been with the Company since May 2005 as Corporate Controller and has over 15 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a consultant to various companies on specific value added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly-held until it was acquired in 2000. Mr. Nudi received a BS Degree in Accounting from Penn State University in 1985.

BOARD OF DIRECTORS

The Company’s Board of Directors held five (5) meetings during the fiscal year ended December 31, 2005. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board. Since then the Board has held one (1) additional meeting.

The Company’s executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for May 5, 2006. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

Directors standing for election are expected to attend the Annual Meeting of Shareholders. All of the five directors standing for election at the 2005 Annual Meeting of Shareholders attended the meeting.

Committees of the Board

The Company has a Compensation Committee, an Audit Committee and a Governance Committee.

Compensation Committee

The Compensation Committee presently consists of George Lackman, Chairman, George Knutsson, and David Saul. The Compensation Committee reviews the compensation arrangements for the Company’s Chief Executive Officer and other executive officers and utilizing outside consultants for guidance, makes recommendations to the Board of Directors. During the fiscal year ended December 31, 2005, this Committee held two (2) meetings. The Compensation Committee’s report on 2005 executive compensation is included in this proxy statement.

Audit Committee

The Audit Committee presently consists of George Knutsson, Chairman, David Saul and George Lackman. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, Board of Directors, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accountants. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by employees of Odyssey of concerns regarding questionable accounting or auditing matters. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to Odyssey’s proxy statement for the Annual Meeting held on February 25, 2005. A copy of the charter is also available on the Company’s website at www.shipwreck.net. During the fiscal year ended December 31, 2005, the Audit Committee held four (4) regular meetings and four (4) private sessions with auditors. The report of the Audit Committee is included in this proxy statement.

The Board has determined that Mr. Knutsson is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, pursuant to the fact that, among other things, he was founder and Chief Financial Officer of Pro-Tech Monitoring and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules in order to constitute him as an audit committee financial expert.

Governance Committee

The Governance Committee was established May 26, 2004 and presently consists of David Saul, Chairman, George Knutsson and George Lackman. The purpose of the Governance Committee is to i) identify individuals qualified to become members of the Board of Directors; ii) recommend individuals to the Board as director nominees and recommend Directors to serve as members of Board committees; iii) develop and recommend to the Board a set of Corporate Governance guidelines; iv) manage the Board’s internal affairs, and v) be responsible for reassessing the overall effectiveness of the Board. A copy of the Governance Committee Charter was attached to Odyssey’s proxy statement for the Annual Meeting held February 25, 2005. During the fiscal year ended December 31, 2005, the Governance Committee held one (1) meeting. The Governance Committee has a charter, a copy of which is available on our website at www.shipwreck.net.

The Governance Committee has not established any minimum qualifications for persons to be considered for nomination, but will be guided by the following criteria, that the individual be of the highest character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with proper performance of the responsibilities of a Director; possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a Director; have sufficient time available to devote to the affairs of the Company; and have a desire to represent the balanced best interests of the shareholders as a whole.

Shareholders who wish to recommend persons to the Governance Committee should submit a letter addressed to the Chairperson of the Governance Committee no later than 120 days prior to the date of the next Annual Meeting of Shareholders that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the shareholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the Committee described above.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. Our Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address and is posted on the Company’s Internet website (www.shipwreck.net).

DIRECTOR COMPENSATION

For the year ended December 31, 2005 our outside Directors were compensated for attending meetings according to the following structure:

•	Each outside director received $20,000 in cash annually and a stock option for 8,000 shares exercisable at $2.50 per share as an equity component of total annual compensation. In addition outside directors received $1,000 per meeting attended on behalf of the Board of Directors including full Board Meetings, Audit Committee Meetings, and Compensation Committee Meetings.

•	Meetings attended telephonically or in conjunction with a full Board Meeting earned compensation of $500 for attendance.

•	Committee Chairman received an additional annual retainer of $5,000 for the Audit Committee, or $2,500 for the Compensation and Governance Committees and received an additional $500 per meeting over which they presided.

For the year ending December 31, 2006 our outside Directors are compensated for attending meetings as follows:

•	Each outside director will receive $40,000 annual retainer which will be paid in cash or in Restricted Stock at the option of the Director, and provided the 2005 Stock Incentive Plan is approved by the shareholders to allow stock compensation to be paid. The retainers are paid quarterly in advance. In addition outside directors shall receive $1,000 per meeting attended on behalf of the Board of Directors including full Board meetings, Audit Committee, Compensation Committee and Governance Committee meetings.

•	Meetings attended telephonically or in conjunction with a full Board Meeting shall earn a compensation of $500 for attendance.

•	Committee Chairmen receive an annual retainer of $10,000 for the Audit Committee, $5,000 for the Compensation, and $3,000 for the Governance Committees and an additional $500 per meeting over which they preside.

•	Outside directors may also receive equity compensation as determined by the Board.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders wishing to contact the Board of Directors or specified members or committees of the Board should send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 5215 W. Laurel Street, Tampa, Florida 33607. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the Director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both Officers and Directors regarding issues affecting the Company at the Annual Meeting of Shareholders.

REPORT OF THE COMPENSATION COMMITTEE

The Company has a standing Compensation Committee (the “Compensation Committee”) of the Board of Directors. The Compensation Committee currently consists of Messrs. Lackman (Chairman), Knutsson, and Saul, who are independent directors (as defined in Section 803 of the listing standards of the American Stock Exchange). In April 2005, the Board of Directors adopted a charter for the Compensation Committee. A copy of the charter is available on our website at www.shipwreck.net.

EXECUTIVE COMPENSATION PHILOSOPHY

We have adopted a compensation program designed to attract, motivate and retain highly talented individuals to drive business success and create long-term stockholder value. The program reflects the following principles:

•	Compensation should be related to performance

Our compensation program reinforces the company’s business and financial objectives. Executive compensation will be based on both company and individual performances. When the company performs well against the objectives we set, executive officers will have the opportunity to reach targeted incentive compensation levels or above. When the business does not meet these objectives, incentive awards will be reduced or possibly be non-existent. An executive officer’s individual compensation will also vary based on the person’s performance, contribution and overall value to the business. And, employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

Factors considered in evaluating the performance of executive officers include the following key strategic metrics: cash flow growth, growth in earnings per share, maximizing recovered cargo, and stock price appreciation.

•	Odyssey executives should think like Odyssey stockholders

We believe that Odyssey executive officers should act in the interests of Odyssey stockholders and the best way to encourage them to do that is through an equity interest in the company. We have, over time, granted equity-based awards, such as stock options. Our goal is to have market competitive stock programs that encourage each employee to think like an owner of the business.

•	Incentive compensation should be a greater part of total compensation for more senior positions

The proportion of an individual’s total compensation that varies with individual and company performance objectives should increase as the individual’s business responsibilities increase recognizing the additional responsibilities and also increased leverage which is part of a pay for performance environment.

•	Other goals

We have designed our compensation program to balance short and long-term financial objectives, to encourage building stockholder value and to reward individual and company performance. Since our company is still developing its business we also take into account our ability to pay as a factor when determining compensation that is cash based.

When we determine compensation levels for executive officers, we consider the advice of independent, outside consultants retained by the Compensation Committee. We also review compensation survey data from our consultants and other independent sources to ensure that our total compensation program is competitive and that the amounts and types of compensation the company pays its leaders are appropriate. Since we are aware of no other comparable companies with public data in our industry and because the technology sector shares many of the same features found at Odyssey, we benchmark against high technology companies with less than $50 million in revenues. We target overall compensation opportunities to be competitive with our comparison group.

COMPONENTS OF COMPENSATION

Compensation of our executive officers is detailed in the Summary Compensation Table. During 2005 we used an outside consulting firm to provide us with target market data benchmarking high technology industry compensation for companies with an average of $28 million in revenue. We used this data in determining the compensation levels for our Chief Executive Officer and Co-Founders, while the salary levels for other executive officers were recommended by the CEO and approved by the Committee. For 2005 the compensation package for our CEO and Co-Founders provided a base salary and a potential bonus up to one times the base salary. Base salaries for John Morris and Greg Stemm were set at $250,000 each for 2005 which is below the median base compensation benchmark provided of $275,000 for John Morris and at the median for Greg Stemm. The long term incentive compensation component was not incorporated in 2005 due to not having an approved stock incentive plan from which awards could be made. Also, the performance based bonus component was being developed during 2005. As a result, the Board took into account accomplishments of each of these individuals in awarding bonus compensation for 2005 as follows:

John Morris was awarded a bonus in the amount of $200,000 (which is 80% of his annual salary). The primary accomplishments which were the basis of this decision were: (1) The successful completion of the private offering to institutional investors in March 2005 which raised approximately $6,400,000 for the Company at a time when the financing was critically needed by the Company; (2) The successful completion of the exercise of warrants outstanding in September and October which raised an additional approximately $8,700,000 of funds for the Company; (3) the addition of the Company to the Russell 2000, 3000 and microcap stock indexes during 2005; and (4) an approximately 41% appreciation in the Company’s stock price from January 1, 2005 to December 31, 2005.

Greg Stemm was awarded a bonus in the amount of $200,000 (which is 80% of his annual salary). The primary accomplishments which were the basis of this decision were: (1) His ability to generate good publicity for the Company by making appearances on behalf of the Company on so many national, regional and local television and radio shows including the major network news programs and shows such as Oprah, being quoted in many newspaper and magazines articles, and having his picture on the cover of the Small Business Fortune magazine; (2) his willingness to spend so much of his time on the road, especially overseas working on the Sussex and Atlas projects; and (3) his success in conducting complex negotiations with the governments of the United States, United Kingdom and Spain involving the Sussex project.

In order to reduce the impact of these bonuses on the Company’s cash flow, Messrs. Morris and Stemm agreed to use the proceeds from the bonuses to exercise their existing stock options which are exercisable at $1.25 and $2.50 per share, and they did so on February 28, 2006.

THE COMPENSATION COMMITTEE

George Lackman, Chairman

David Saul

George Knutsson

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG ODYSSEY,

S&P 500 STOCK INDEX AND RUSSELL 2000 STOCK INDEX

Total Return Analysis

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Odyssey Marine Exploration, Inc.	$100.00	$466.67	$813.33	$3,333.33	$1,666.67	$2,360.00
S&P 500 Index	$100.00	$88.17	$68.71	$88.35	$97.91	$102.65
Russell 2000 Index	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23

The graph compares the cumulative total returns of Odyssey, the S&P 500 Stock Index and the Russell 2000 Stock index over a five-year period. It assumes $100 was invested on December 31, 2000.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the executive compensation for the Company’s President for the fiscal year ended December 31, 2005, the ten month transition period ended December 31, 2004, and the fiscal year ended February 29, 2004, and each other executive officer who had total annual salary and bonus in excess of $100,000 during such periods.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year(1)	Salary		Bonus		Restricted Stock Awards	Securities Under- lying Options/ SARs(#)	LTIP Payout ($)	All Other Compen- sation
John C. Morris Former CEO (2)	Dec 31 2005 Dec 31 2004 Feb 29 2004	$ $ $	250,000 208,333 150,000	$ $ $	200,000 225,000 246,500	-0- -0- -0-	-0- -0- 250,000	-0- -0- -0-	-0- -0- -0-

Gregory P. Stemm Vice-President	Dec 31 2005 Dec 31 2004 Feb 29 2004	$ $ $	250,000 208,333 150,000	$ $ $	200,000 225,000 246,500	-0- -0- -0-	-0- -0- 250,000	-0- -0- -0-	-0- -0- -0-

Michael V. Barton Interim CEO (2) (3)	Dec 31 2005 Dec 31 2004 Feb 29 2004	$ $ $	32,770 75,000 100,000	$ $ $	-0- 20,000 14,500	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Michael J. Holmes CFO	Dec 31 2005 Dec 31 2004	$ $	150,000 108,000	$ $	-0- 37,500	-0- -0-	-0- 100,000	-0- -0-	-0- -0-

George Becker, Jr Executive V.P.	Dec 31 2005 Dec 31 2004 Feb 29 2004	$ $ $	120,000 100,000 100,000	$ $ $	-0- 70,000 14,500	-0- -0- -0-	-0- -0- 100,000	-0- -0- -0-	-0- -0- -0-

David A. Morris Secr/Treasurer	Dec 31 2005 Dec 31 2004 Feb 29 2004	$ $ $	120,000 100,000 100,000	$ $ $	-0- 116,000 14,500	-0- -0- -0-	-0- -0- 200,000	-0- -0- -0-	-0- -0- -0-

Davis D. Howe COO	Dec 31 2005 Dec 31 2004	$ $	150,000 71,058	$ $	-0- 37,500	-0- -0-	-0- 100,000	-0- -0-	-0- -0-

(1)	The amounts shown for December 31, 2004 are for the ten-month period then ended.
(2)	John Morris resigned as CEO and Michael V. Barton assumed the office of CEO on November 10, 2005.
(3)	Michael V. Barton served as Chief Financial Officer of the Company from May 2002 to May 2004.

AGGREGATE OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2005, AND

DECEMBER 31, 2005 OPTION VALUES

Name	Shares Acquired on Exercise (Number)	Value Realized	Securities Underlying Unexercised Options at December 31, 2005 Exercisable/ Un-exercisable	Value of Unexercised In-The-Money Options at December 31, 2005 Exercisable/ Un-exercisable
John C. Morris	100,000	$318,000	250,000/ -0-	$416,250/ $ -0-
Greg P. Stemm	100,000	421,000	250,000/ -0-	416,250/ -0-
Michael V. Barton	37,500	45,000	-0-/ -0-	-0-/ -0-
Michael J. Holmes	-0-	-0-	100,000/ -0-	-0-/ -0-
George J. Becker, Jr.	-0-	-0-	200,000/ -0-	420,500/ -0-
David A. Morris	-0-	-0-	200,000/ -0-	333,000/ -0-
Davis D. Howe	-0-	-0-	100,000/ -0-	-0-/ -0-

EMPLOYMENT AGREEMENTS

The Company does not currently have Executive Employment Agreements in effect with any of its Executive Officers. On November 4, 2005, the Board approved hiring a temporary Chief Executive Officer to allow John Morris to adequately recover from cancer treatments. The Board of Directors approved continuing to pay Mr. Morris his annual salary of $250,000 for a period of up to six months. Mr. Morris retained his position as Chairman of the Board. On November 10, 2005, Michael V. Barton accepted an offer from the Board of Directors to fill the position of Chief Executive Officer on an interim basis for up to 180 days at a rate of $240,000 annually.

EMPLOYEE STOCK OPTION PLAN

During the Special Shareholder Meeting held September 8, 1997, the Shareholders approved an Employee Stock Option Plan (the “1997 Plan”). The 1997 Plan authorized the issuance of options to purchase up to two million shares of the Company’s Common Stock. On November 7, 2001, the shareholders approved an amendment to the 1997 Plan increasing the number of shares in the plan to three million five hundred thousand shares.

The 1997 Plan allows the Board of Directors to grant non-qualified stock options from time to time to employees, officers and directors, and consultants of the Company. The Board determines vesting provisions at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

Option Grants from the 1997 Plan

There were no individual grants of stock options made during the year ended December 31, 2005 to any named executive officer of the Company.

During the fiscal year ended December 31, 2005, we issued the following options to directors, in addition to those itemized in the Summary Compensation Table above, from the Plan:

Stock Option Grants to Directors

Grantee	Position	Date Of Grant	Number of Options Granted	Option Exercise Price	Date Of Expiration
George Knutsson	Director	1/14/2005	8,000	$2.50	1/13/2010
David Saul	Director	1/14/2005	8,000	$2.50	1/13/2010
George Lackman	Director	1/14/2005	8,000	$2.50	1/13/2010

APPROVAL OF 2005 STOCK INCENTIVE PLAN

Description of the Plan

During August 2005, the Company’s Board of Directors approved the establishment of a Stock Incentive Plan (the “2005 Plan” or the “Plan”) subject to approval of the Company’s shareholders. The Board of Directors believes that the 2005 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of key employees, officers, directors and consultants, by providing additional incentives and motivation toward superior Company performance. The following is a summary of the material features of the 2005 Plan, which is qualified in its entirety by reference to the Plan. A copy of the Plan was filed with the Securities and Exchange Commission in a Form 8-K on August 9, 2005. A copy can also be obtained by contacting the Company’s Secretary, David A. Morris.

General

The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Two Million Five Hundred Thousand (2,500,000), of which not more than Five Hundred Thousand (500,000) may be used for Restricted Stock Awards and Restricted Stock Units, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

The 2005 Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines; and interpreting the Plan. The Compensation Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the Plan. The 2005 Plan may be amended by the Board or the Compensation Committee, without the approval of stockholders, but no such amendments may increase the number of shares issuable under the Plan or adversely affect any outstanding awards without the consent of the holders thereof.

Eligibility

Key employees and directors of the Company or its subsidiaries and consultants or advisors who are eligible to receive shares which are registered on SEC Form S-8 are eligible to receive awards under the 2005 Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2005 Plan. Awards may be granted in a combination of stock options, stock appreciation rights, and/or stock awards.

Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards under the Plan may include the following:

Stock Options. Stock options entitle their holders to purchase shares of Common Stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 2005 Plan means the mean between the highest and lowest reported selling prices on a national securities exchange of a share as reported in the appropriate composite listing for such exchange.

Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. No incentive stock option shall be granted after August 3, 2015, which is 10 years from the date the Plan was initially adopted. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over the fair market value on the date of grant of the stock appreciation right. Any stock appreciation rights granted under the 2005 Plan will require that payment upon exercise be in the form of Common Stock of the Company.

Stock Awards. Stock awards are awards made in Common Stock or denominated in Common Stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Awards may be subject to conditions established by the Compensation Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee may determine.

Terms of Awards. All awards made under the 2005 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Generally, all awards, except non-incentive stock options, granted under the 2005 Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by the participant. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2005 Plan upon the participant’s death.

Change in Control

Upon the occurrence of an event constituting a change in control of the Company as defined in the 2005 Plan, all awards outstanding will become immediately vested.

Tax Consequences

The following are the federal tax consequences generally arising with respect to awards granted under the 2005 Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the

Company will be entitled to a tax deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

With respect to other awards granted under the 2005 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of shares and the Company will be entitled to a deduction for the same amount. With respect to awards that are restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Options Granted Under the 2005 Plan

Since inception of the 2005 Plan, stock options have been granted to employees and Officers of the Company as follows:

New Plan Benefits

2005 Stock Incentive Plan

Name and Position	Dollar Value*	Number of Units	Exercise Price	Vesting
John C. Morris, Former CEO	—	—	—	—
Gregory P. Stemm, Vice President	$60,000	150,000	$3.50	Note 1
Michael V. Barton, Interim CEO	$60,000	150,000	$3.50	Note 1
Michael J. Holmes, CFO	$40,000	100,000	$3.50	Note 1
Davis D. Howe, COO	$40,000	100,000	$3.50	Note 1
George Becker, Jr., Executive V.P.	$26,000	65,000	$3.50	Note 1
David A. Morris, Secretary / Treasurer	$26,000	65,000	$3.50	Note 1
Non-executive director group	0	0	—	—
Non-executive officer employee group	138,000	345,000	$4.00	Note 2

*	Based on closing price of $3.90 on March 15, 2006, and assuming all options were fully vested.

Note 1: 16.67% of these options vest on each yearly anniversary date of the grant for the first three years, and up to an additional 16.67% of the total options granted will become vested on each of the first three anniversary dates if earned by achievement of performance criteria established by the Compensation Committee and the CEO pursuant to the 2006 Compensation Plan. Any options not earned by achievement of performance criteria shall be terminated and returned to the plan.

Note 2: The options shall vest 25% on each six month anniversary of the date of grant.

In order to approve the 2005 Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy. The purpose of obtaining stockholder approval of the 2005 Plan is to satisfy the requirement for the continued listing of the Company’s Common Stock on the American Stock Exchange.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2005 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted Average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance
Equity compensation plans approved by securityholders	1,991,375	$2.92	4,000
Equity compensation plans not approved by securityholders	975,000	$3.68	1,525,000
Total	2,966,375	$3.17	1,529,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years certain officers, directors, and beneficial owners entered into transactions with the Company as follows:

On December 9, 2002, a Georgia limited liability company acquired rights from an unrelated third party through a foreclosure sale to receive 5% of post finance cost proceeds, if any, from shipwrecks that we may recover within a predefined search area of the Mediterranean Sea. The shipwreck we believe to be HMS Sussex is located within this search area. Two of our officers and directors had member interests in the limited liability company until they sold their interests to an unrelated third party in 2005. In the event that political interference precludes the recovery efforts of the project, the officers would be required to buy back their interests.

A construction company, owned by a relative of John Morris, Co-Chairman and prior CEO, performed building renovations on our corporate headquarters building amounting to $105,259 and $243,800 for the periods ended December 31, 2005 and 2004 respectively. Also, the spouse of Greg Stemm, Co-Chairman and Executive Vice President, performed logo design services in the amount of $3,525 during the year ended December 31, 2005.

REPORT OF THE AUDIT COMMITTEE

The Company has a standing Audit Committee (the “Audit Committee”) of the Board of Directors. The Audit Committee currently consists of Messrs. Knutsson, Saul and Lackman, who are independent directors (as defined in Section 803 of the listing standards of the American Stock Exchange). In January 2003, the Audit Committee adopted a charter which was amended by the Board of Directors on May 26, 2004 and revised in February, 2005. A copy of the amended charter was attached to Odyssey’s proxy statement for the Annual Meeting of Shareholders held on February 25, 2005. A copy of the amended charter is also available on our website at www.shipwreck.net. The Audit Committee, on behalf of the Board, oversees the Company’s accounting and financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the outside auditors the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K for the fiscal year ended December 31, 2005. The Committee discussed with Management and the outside auditors, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements to the shareholders. In addition, the Audit Committee is responsible for the engagement of the Company’s independent public accountants and the scope of their work. The Audit Committee held eight (8) meetings in the fiscal year ended December 31, 2005: Four Private Executive Meetings with the outside Auditors and four regular Audit Committee Meetings.

The Company’s outside independent public accountants, Ferlita, Walsh & Gonzalez, P.A., are responsible for expressing an opinion on the conformity of the Company’s audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent public auditors under Statement on Auditing Standards 61, as amended by SAS 90. The Company’s independent public accountants have expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public auditors have full and free access to the Audit Committee.

The Audit Committee Chairman discussed with the Company’s independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants’ independence required by the Independence Standard Board Standard No. 1. The Audit Committee Chairman was one of four Audit Chairmen in the United States selected to participate in the panel “Discussion on Effective Communication with Audit Committees” held in Washington, D.C. by the Public Company Accounting Oversight Board (PCAOB). The PCAOB was created in 2002 for the purpose of Standards – Setting for the Accounting Profession.

The Audit Committee Chairman discussed with the Company’s independent public auditors the overall scope and plans of the audit. The Audit Committee met with the independent public auditors to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31st, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also selected Ferlita, Walsh & Gonzalez, P.A. to serve as the Company’s independent public accountants for the year ending December 31st, 2006.

MEMBERS OF THE AUDIT COMMITTEE

George Knutsson, Chairman

David Saul

George E. Lackman, Jr.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The independent accounting firm of Ferlita, Walsh & Gonzalez, P.A., audited the financial statements of the Company for the year ended December 31, 2005, and has been selected by the Audit Committee to serve in such capacity for the year ending December 31, 2006.

At the direction of the Audit Committee, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Ferlita, Walsh & Gonzalez, P.A., the appointment of auditors will be reconsidered by the Audit Committee.

It is expected that representatives of Ferlita, Walsh & Gonzalez, P.A., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

The Audit Committee recommends the ratification of the appointment of Ferlita, Walsh & Gonzalez, P.A., as the Company’s independent public accountants.

INDEPENDENT AUDITOR FEES

The following table presents aggregate fees billed for professional services rendered by Ferlita, Walsh & Gonzalez, P.A., for the audit of the Company’s annual financial statements for the year ended December 31, 2005 and the ten month transition period ended December 31, 2004, and fees billed for other services rendered by them during those periods.

	2005	2004(1)
Audit Fees(2)	$94,475	$53,955
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$94,475	$53,955

(1)	For the ten month transition period ended December 31, 2004.
(2)	These are fees for professional services performed by Ferlita Walsh & Gonzalez, P.A., for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Company’s independent accountants may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent accountants during the past two fiscal years.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

Any proposal by a shareholder intended to be presented at the Company’s 2007 Annual Meeting of Shareholders must be received at the offices of the Company, 5215 W. Laurel Street, Tampa, Florida 33607, a reasonable amount of time prior to the mailing of the proxy statement for that meeting in order to be included in the Company’s proxy statement and proxy relating to that meeting.

MICHAEL V. BARTON, PRESIDENT

Tampa, Florida

March 20, 2006

P R O X Y

ODYSSEY MARINE EXPLORATION, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael V. Barton with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Odyssey Marine Exploration, Inc. held of record by the undersigned on March 20, 2006, at the Annual Meeting of Shareholders to be held on May 5, 2006, or any adjournment thereof.

1. Election of Directors:

☐  FOR all nominees listed below (except as marked to the contrary)

☐  WITHHOLD authority to vote for all the nominees listed below:

John C. Morris	Gregory P. Stemm
George Knutsson	David J. Saul
George E. Lackman, Jr.	David J. Bederman

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name above and initial.]

2. The ratification of the appointment of Ferlita, Walsh & Gonzalez, P.A., as the Company’s independent auditors.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

3. The approval of the 2005 Stock Incentive Plan.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

4. To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:                     , 2006.

_____________________________________

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Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ODYSSEY MARINE EXPLORATION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.